                      TRANSFER AGENCY AND SERVICE AGREEMENT

                                     BETWEEN

                          AIM TREASURER'S SERIES TRUST

                                       AND

                          AIM INVESTMENT SERVICES, INC.

Re: Consideration of Changes to the Portfolios of ATST

                                TABLE OF CONTENTS

                                                                         PAGE
ARTICLE 1   TERMS OF APPOINTMENT; DUTIES OF THE TRANSFER AGENT........    3

ARTICLE 2   FEES AND EXPENSES.........................................    4

ARTICLE 3   REPRESENTATIONS AND WARRANTIES OF THE TRANSFER AGENT......    5

ARTICLE 4   REPRESENTATIONS AND WARRANTIES OF THE FUND................    5

ARTICLE 5   INDEMNIFICATION...........................................    6

ARTICLE 6   COVENANTS OF THE FUND AND THE TRANSFER AGENT..............    7

ARTICLE 7   TERMINATION OF AGREEMENT..................................    8

ARTICLE 8   ADDITIONAL FUNDS..........................................    8

ARTICLE 9   LIMITATION OF SHAREHOLDER LIABILITY.......................    8

ARTICLE 10  ASSIGNMENT................................................    8

ARTICLE 11  AMENDMENT.................................................    9

ARTICLE 12  TEXAS LAW TO APPLY........................................    9

ARTICLE 13  MERGER OF AGREEMENT.......................................    9

ARTICLE 14  COUNTERPARTS..............................................    9

Re: Consideration of Changes to the Portfolios of ATST

                      TRANSFER AGENCY AND SERVICE AGREEMENT

      AGREEMENT made as of the 1st day of July 2004, by and between AIM Treasurer's Series Trust, a Delaware statutory trust, having its principal office and place of business at 11 Greenway Plaza, Suite 100, Houston, Texas 77046 (the "Fund"), on behalf of Premier U.S. Government Money Portfolio, and AIM Investment Services, Inc., a Delaware corporation having its principal office and place of business at 11 Greenway Plaza, Suite 100, Houston, Texas 77046, (the "Transfer Agent").

      WHEREAS, the Transfer Agent is registered as such with the Securities and Exchange Commission (the "SEC"); and

      WHEREAS, the Fund is authorized to issue shares in separate series and classes, with each such series representing interests in a separate portfolio of securities and other assets and each such class having different distribution arrangements; and

      WHEREAS, the Fund on behalf of each class of each of the portfolios thereof (the "Portfolios") desires to appoint the Transfer Agent as its transfer agent, and agent in connection with certain other activities, with respect to the Portfolios, and the Transfer Agent desires to accept such appointment;

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE 1
               TERMS OF APPOINTMENT; DUTIES OF THE TRANSFER AGENT

      1.01 Subject to the terms and conditions set forth in this Agreement, the Fund hereby employs and appoints the Transfer Agent to act as, and the Transfer Agent agrees to act as, its transfer agent for the authorized and issued shares of beneficial interest of the Fund representing interests in each class of each of the respective Portfolios ("Shares"), dividend disbursing agent, and agent in connection with any accumulation or similar plans provided to shareholders of each of the Portfolios (the "Shareholders"), including without limitation any periodic investment plan or periodic withdrawal program, as provided in the currently effective prospectus and statement of additional information (the "Prospectus") of the Fund on behalf of the Portfolios.

      1.02 The Transfer Agent agrees that it will perform the following services:

      (a) The Transfer Agent shall, in accordance with procedures established from time to time by agreement between the Fund on behalf of each of the Portfolios, as applicable, and the Transfer Agent:

            (i) receive for acceptance, orders for the purchase of Shares, and promptly deliver payment and appropriate documentation thereof to the Custodian of the Fund authorized pursuant to the Agreement and Declaration of Trust and By-Laws of the Fund (the "Custodian");

Re: Consideration of Changes to the Portfolios of ATST

            (ii) pursuant to purchase orders, issue the appropriate number of Shares and hold such Shares in the appropriate Shareholder account;

            (iii) receive for acceptance redemption requests and redemption directions and deliver the appropriate documentation thereof to the Custodian;

            (iv) at the appropriate time as and when it receives monies paid to it by the Custodian with respect to any redemption, pay over or cause to be paid over in the appropriate manner such monies as instructed by the Fund;

            (v) effect transfers of Shares by the registered owners thereof upon receipt of appropriate instructions;

            (vi) prepare and transmit payments for dividends and distributions declared by the Fund on behalf of the Shares;

            (vii) maintain records of account for and advise the Fund and its Shareholders as to the foregoing; and

            (viii) record the issuance of Shares of the Fund and maintain pursuant to SEC Rule 17Ad-1O(e) a record of the total number of Shares which are authorized, based upon data provided to it by the Fund, and issued and outstanding.

      The Transfer Agent shall also provide the Fund on a regular basis with the total number of Shares which are authorized and issued and outstanding and shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which function shall be the sole responsibility of the Fund.

      (b) In addition to the services set forth in the above paragraph (a), the Transfer Agent shall: perform the customary services of a transfer agent, including but not limited to maintaining all Shareholder accounts, mailing Shareholder reports and prospectuses to current Shareholders, preparing and mailing confirmation forms, and statements of accounts to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts, preparing and mailing activity statements for Shareholders, and providing Shareholder account information.

      (c) Procedures as to who shall provide certain of these services in
Article 1 may be established from time to time by agreement between the Fund on behalf of each Portfolio and the Transfer Agent. The Transfer Agent may at times perform only a portion of these services and the other agents of the Fund may perform these services on the Fund's behalf.

                                    ARTICLE 2
                                FEES AND EXPENSES

      2.01 The Transfer Agent, pursuant to the terms of an investment advisory agreement between A I M Advisors, Inc. and AIM Treasurer's Series Trust dated February 25, 2005, will not charge Premier U.S. Government Money Portfolio, a portfolio of the Fund, any fees under this

Re: Consideration of Changes to the Portfolios of ATST

Agreement. However, this commitment may be changed following consultation with the trustees.

                                    ARTICLE 3
              REPRESENTATIONS AND WARRANTIES OF THE TRANSFER AGENT

      The Transfer Agent represents and warrants to the Fund that:

      3.01 It is a corporation duly organized and existing and in good standing under the laws of the state of Delaware.

      3.02 It is duly qualified to carry on its business in Delaware and in Texas.

      3.03 It is empowered under applicable laws and by its Charter and By-Laws to enter into and perform this Agreement.

      3.04 All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

      3.05 It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

      3.06 It is registered as a Transfer Agent as required by the federal securities laws.

      3.07 This Agreement is a legal, valid and binding obligation to it.

                                    ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF THE FUND

      The Fund represents and warrants to the Transfer Agent that:

      4.01 It is a statutory trust duly organized and existing and in good standing under the laws of Delaware.

      4.02 It is empowered under applicable laws and by its Agreement and Declaration of Trust and By-Laws to enter into and perform this Agreement.

      4.03 All corporate proceedings required by said Agreement and Declaration of Trust and By-Laws have been taken to authorize it to enter into and perform this Agreement.

      4.04 It is an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended.

      4.05 A registration statement under the Securities Act of 1933, as amended on behalf of each of the Portfolios is currently effective and will remain effective, with respect to all Shares of the Fund being offered for sale.

Re: Consideration of Changes to the Portfolios of ATST

                                    ARTICLE 5
                                 INDEMNIFICATION

      5.01 The Transfer Agent shall not be responsible for, and the Fund shall on behalf of the applicable Portfolio, indemnify and hold the Transfer Agent harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to:

      (a) all actions of the Transfer Agent or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misconduct;

      (b) the Fund's lack of good faith, negligence or willful misconduct which arise out of the breach of any representation or warranty of the Fund hereunder;

      (c) the reliance on or use by the Transfer Agent or its agents or subcontractors of information, records and documents or services which (i) are received or relied upon by the Transfer Agent or its agents or subcontractors and/or furnished to it or performed by on behalf of the Fund, and (ii) have been prepared, maintained and/or performed by the Fund or any other person or firm on behalf of the Fund; provided such actions are taken in good faith and without negligence or willful misconduct;

      (d) the reliance on, or the carrying out by the Transfer Agent or its agents or subcontractors of any instructions or requests of the Fund on behalf of the applicable Portfolio; provided such actions are taken in good faith and without negligence or willful misconduct; or

      (e) the offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

      5.02 The Transfer Agent shall indemnify and hold the Fund harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to any action or failure or omission to act by the Transfer Agent as result of the Transfer Agent's lack of good faith, negligence or willful misconduct.

      5.03 At any time the Transfer Agent may apply to any officer of the fund for instructions, and may consult with legal counsel with respect to any matter arising in connection with the services to be performed by the Transfer Agent under this Agreement, and the Transfer Agent and its agents or subcontractors shall not be liable to and shall be indemnified by the Fund on behalf of the applicable Portfolio for any action taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel. The Transfer Agent shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of the Fund, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided to the Transfer Agent or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the Fund, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Fund.

Re: Consideration of Changes to the Portfolios of ATST

      5.04 In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

      5.05 Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any consequential damages arising out of any act or failure to act hereunder.

      5.06 In order that the indemnification provisions contained in this
Article 5 shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent.

                                   ARTICLE 6
                  COVENANTS OF THE FUND AND THE TRANSFER AGENT

      6.01 The Fund shall, upon request, on behalf of each of the Portfolios promptly furnish to the Transfer Agent the following:

      (a) a certified copy of the resolution of the Board of Trustees of the Fund authorizing the appointment of the Transfer Agent and the execution and delivery of this Agreement; and

      (b) a copy of the Agreement and Declaration of Trust and By-Laws of the Fund and all amendments thereto.

      6.02 The Transfer Agent shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by Section 31 of the Investment Company Act of 1940, as amended, and the Rules thereunder, the Transfer Agent agrees that all such records prepared or maintained by the Transfer Agent relating to the services to be performed by the Transfer Agent hereunder are the property of the Fund and will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered promptly to the Fund on and in accordance with its request.

      6.03 The Transfer Agent and the Fund agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

      6.04 In case of any requests or demands for the inspection of the Shareholder records of the Fund, the Transfer Agent will endeavor to notify the Fund and to secure instructions from an authorized officer of the fund as to such inspection. The Transfer Agent reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

Re: Consideration of Changes to the Portfolios of ATST

                                    ARTICLE 7
                            TERMINATION OF AGREEMENT

      7.01 This Agreement may be terminated by either party upon sixty (60) days written notice to the other.

      7.02 Should the Fund exercise its right to terminate this Agreement, all out-of-pocket expenses associated with the movement of records and material will be borne by the Fund on behalf of the applicable Portfolios. Additionally, the Transfer Agent reserves the right to charge for any other reasonable expenses associated with such termination and/or a charge equivalent to the average of three (3) months' fees.

                                    ARTICLE 8
                                ADDITIONAL FUNDS

      8.01 In the event that the Fund establishes one or more series of Shares in addition to the Portfolios with respect to which it desires to have the Transfer Agent render services as transfer agent under the terms hereof, it shall so notify the Transfer Agent in writing, and if the Transfer Agent agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder.

                                    ARTICLE 9
                       LIMITATION OF SHAREHOLDER LIABILITY

      9.01 Notice is hereby given that this Agreement is being executed by the Fund by a duly authorized officer thereof acting as such and not individually. The obligations of this Agreement are not binding upon any of the trustees, officers, shareholders or the investment advisor of the Fund individually but are binding only upon the assets and property belonging to the Fund, on its own behalf or on behalf of a Portfolio, for the benefit of which the trustees or directors have caused this Agreement to be executed.

                                   ARTICLE 10
                                   ASSIGNMENT

      10.01 Except as provided in Section 10.03 below, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

      10.02 This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

      10.03 The Transfer Agent may, without further consent on the part of the Fund, subcontract for the performance hereof with any entity which is duly registered as a transfer agent pursuant to Section 17A(c)(1) of the Securities Exchange Act of 1934 as amended ("Section 17A(c)(1)"); provided, however, that the Transfer Agent shall be as fully responsible to the Fund for the acts and omissions of any subcontractor as it is for its own acts and omissions.

Re: Consideration of Changes to the Portfolios of ATST

                                   ARTICLE 11
                                    AMENDMENT

      11.01 This Agreement may be amended or modified by a written agreement executed by both parties and authorized or approved by a resolution of the Board of Trustees of the Fund.

                                   ARTICLE 12
                               TEXAS LAW TO APPLY

      12.01 This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of Texas.

                                   ARTICLE 13
                               MERGER OF AGREEMENT

      13.01 This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

                                   ARTICLE 14
                                  COUNTERPARTS

      14.01 This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

Re: Consideration of Changes to the Portfolios of ATST

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

                                   AIM TREASURER'S SERIES TRUST,
                                   On behalf of Premier U.S. Government
                                   Money Portfolio

                                   By: _______________________________________
                                       President

ATTEST:

_______________________________
Assistant Secretary

                                   AIM INVESTMENT SERVICES, INC.

                                   By: _______________________________________

ATTEST:

_______________________________
Assistant Secretary

Re: Consideration of Changes to the Portfolios of ATST